Exhibit 99.1

FB Financial Corporation Reports 2018 Third Quarter Results

Reported diluted EPS of $0.68, up 17.2% over third quarter 2017 diluted adjusted EPS

Grew loans 14.3% annualized and customer deposits 17.9% annualized

ROAA of 1.72%; ROATCE of 17.4%; NIM of 4.71%

NASHVILLE, Tenn.--(BUSINESS WIRE)--October 22, 2018--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $21.4 million, or $0.68 per diluted common share, for the third quarter of 2018, compared to net income of $8.4 million, or $0.27 per diluted common share, for the third quarter of 2017. On an adjusted basis, this is an increase of 17.2% over net income per diluted common share of $0.58 for the third quarter of 2017.

President and Chief Executive Officer, Christopher T. Holmes stated, “The Company continues to perform very well with organic growth rates and profitability ratios that are among the best of our peers. Our FirstBank team has been able to effectively balance between growth and profitability, delivering annualized loan growth of 14.3%, annualized customer deposit growth of 17.9% and a net interest margin of 4.71%. The team takes pride in being an elite financial performer.”

Performance Summary

	For the Three Months Ended September 30,
(dollars in thousands, except share data)	2018	2017
Results of operations
Net interest income	$52,755	$43,610
NIM	4.71%	4.61%
Provision for loan losses	$1,818	$(784)
Net charge-off (recovery) ratio	0.06%	(0.15%)
Noninterest income	$34,355	$37,820
Mortgage banking income	$26,649	$31,334
Total revenue	$87,110	$81,430
Noninterest expenses	$57,213	$69,224
Merger-related expenses	$—	$15,711
Efficiency ratio	65.7%	85.0%
Core efficiency ratio(1)	63.7%	64.4%
Pre-tax income	$28,079	$12,990
Total mortgage banking pre-tax contribution, adjusted(1)	5.2%	18.2%
Net income	$21,377	$8,388
Diluted earnings per share	$0.68	$0.27
Effective tax rate	23.9%	35.4%
Net income, adjusted(1)	$21,377	$17,936
Diluted earnings per share, adjusted(1)	$0.68	$0.58
Weighted average number of shares - diluted	31,339,628	30,604,537
Actual shares outstanding - period end	30,715,792	30,526,592
Returns on average:
Assets	1.72%	0.80%
Adjusted(1)	1.72%	1.71%
Equity	13.3%	6.0%
Tangible common equity (1)	17.4%	7.7%
Adjusted(1)	17.4%	16.5%
(1) Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued October 22, 2018, for a reconciliation and discussion of this non-GAAP measure.

Holmes continued, “Our total mortgage operations represented only 5% of the Company’s pre-tax income for the quarter. As rates have continued to increase, volumes have slowed and margins have compressed. The direct contribution from our total mortgage operations was $1.5 million, which was in the middle of the range estimated by the Company in late September.”

	2018		2017	Annualized
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	Third Quarter	3Q18 / 2Q18 % Change	3Q18 / 3Q17 % Change
Balance Sheet Highlights
Investment securities	$609,568	$611,435	$543,282	(1.2%)	12.2%
Loans - held for sale	323,486	374,916	466,369	(54.4%)	(30.6%)
Loans - held for investment	3,538,531	3,415,575	3,114,562	14.3%	13.6%
Allowance for loan losses	27,608	26,347	23,482	19.0%	17.6%
Total assets	5,058,167	4,923,249	4,581,943	10.9%	10.4%
Customer deposits	4,017,391	3,844,009	3,614,220	17.9%	11.2%
Brokered and internet time deposits	112,082	65,854	104,318	278.5%	7.4%
Total deposits	4,129,473	3,909,863	3,718,538	22.3%	11.1%
Borrowings	210,968	342,893	210,855	(152.6%)	0.1%
Total shareholders’ equity	648,731	630,959	572,528	11.2%	13.3%
Tangible book value per share(1)	$16.25	$15.66	$13.79
Tangible common equity to tangible assets (1)	10.2%	10.1%	9.5%
(1) Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued October 22, 2018, for a reconciliation and discussion of this non-GAAP measure.

Continued Focus on Execution of Strategy Drives Growth and Profitability

The Company’s net interest margin (“NIM”) was 4.71% for the third quarter of 2018, compared to 4.81% and 4.61% for the second quarter of 2018 and the third quarter of 2017, respectively. Accretion related to purchased loans and collections of nonaccrual interest contributed 25 basis points to the Company’s NIM in the third quarter of 2018 compared to 20 and 28 basis points for the second quarter of 2018 and the third quarter of 2017, respectively.

The Company grew loans (HFI) by $123.0 million during the third quarter of 2018, or 14.3% annualized. The Company also increased its yield on that portfolio by 7 basis points to 6.19% during the third quarter of 2018 compared to the second quarter of 2018 and by 29 basis points compared to the third quarter of 2017.

During the third quarter of 2018, the Company also aggressively grew customer deposits by $173.4 million, or 17.9% annualized. The cost of total deposits increased to 80 basis points from 62 basis points in the second quarter of 2018. Total deposit growth during the third quarter of 2018 was $219.6 million, or 22.3% annualized, which included an incremental $53.9 million of brokered CDs.

Holmes stated, “While we have not utilized the brokered CD market in recent years, we took advantage of an opportunity to lower our funding costs by swapping short-term FHLB borrowings of $131.9 million in favor of the brokered CD balances due to lower rates available in the market. This opportunistic move to lower our borrowing costs does not reflect a change in our philosophy of growing customer loans funded by core customer deposits.”

Holmes continued, “Our annualized 14.3% loan and 17.9% customer deposit growth in the quarter was strong and slightly above our long-term targets, driven by demand throughout our markets. As we continue to deploy our balance sheet to meet the needs of our customers, combined with the positioning of our balance sheet, our expectation is that growth comes with higher deposit costs in light of current market conditions. We continue to believe these trends will still allow us to produce a core NIM in the range of 4.25% to 4.50% over the longer-term.”

Noninterest Income Remains Stable

Noninterest income was $34.4 million for the third quarter of 2018, compared to $35.8 million for the second quarter of 2018 and $37.8 million for the third quarter of 2017. Mortgage banking income was $26.6 million for the third quarter of 2018, compared to $28.5 million for the second quarter of 2018 and $31.3 million for the third quarter of 2017.

During the third quarter of 2018, the Company’s total mortgage direct contribution was $1.5 million, or 5.2% of the Company’s total pre-tax income. These results were in-line with the revised guidance released by the Company near the end of the third quarter, which anticipated total mortgage pre-tax contribution to be in the range of $1 million to $2 million.

Holmes commented, “This quarter, our mortgage business was negatively impacted by increasing rates and related market conditions, all of which challenged profitability and overall contribution. Our mortgage team has been reducing its expenses and repositioning its origination channels for lower projected volumes over the foreseeable future.”

Operating Efficiency Gains Maintained

Noninterest expense was $57.2 million for the third quarter of 2018, compared to $56.4 million for the second quarter of 2018 and $69.2 million for the third quarter of 2017, and compared to $55.7 million, excluding offering costs, for the second quarter of 2018 and $53.5 million, excluding merger-related expenses, for the third quarter of 2017.

Chief Financial Officer, James R. Gordon stated, “Overall, noninterest expenses remained on target. As anticipated, we saw a small increase due to the addition of revenue producers across our footprint in our Banking Segment this quarter. Our overall core efficiency ratio remained below 65%, driven by our Banking Segment core efficiency ratio of 52.4%. We expect continued improvement as we work to improve additional operating leverage across our banking operations.”

Asset Quality Remains Stable

During the third quarter of 2018, we recognized a provision for loan losses of $1.8 million, reflecting loan growth, renewals of previously acquired loans, stable credit metrics and net charge-offs of 0.06% of average loans. Our nonperforming assets improved to 0.51% of total assets compared to 0.52% at June 30, 2018. Nonperforming loans were 0.30% of loans held for investment at September 30, 2018, compared to 0.26% at June 30, 2018.

Capital Strength for Future Growth

“Our earnings power continues to drive strong capital accumulation, sustaining our organic growth and providing capital support for potential M&A opportunities. Our tangible common equity to tangible assets of 10.2% and per share growth in tangible book value of 17.8% year-over-year easily accommodate an increase in our quarterly cash dividend to eight cents per share. Additionally, we announced today a $50 million share repurchase plan to give us further flexibility to manage our capital levels,” commented Gordon.

Summary

“Overall, we delivered solid financial performance, with returns on average assets and tangible common equity of 1.72% and 17.4%. I am proud of our team’s continued ability to focus on serving the needs of our customers, meeting the challenges presented in the markets and continuing to deliver outstanding shareholder value,” Holmes concluded.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s earnings conference call will begin at 8:00 a.m. CT on Tuesday, October 23, 2018, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/27772. An online replay will be available for twelve months approximately an hour following the conclusion of the live broadcast.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 56 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $5.0 billion in total assets.

SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION

Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on October 22, 2018.

BUSINESS SEGMENT RESULTS

The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017, and investors are encouraged to review that discussion in conjunction with this Earnings Release.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Earnings Release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the Company’s assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short and long-term performance goals, prospects, results of operations, strategic initiatives and the timing, benefits, costs and synergies of recently completed and future acquisition, disposition and other growth opportunities. These statements, which are based upon certain assumptions and estimates and describe the Company’s future plans, results, strategies and expectations, can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates and projections will be achieved. Accordingly, the Company cautions investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and that are beyond the Company’s control. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this Earnings Release, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this Earnings Release including, without limitation, the risks and other factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 16, 2018, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors” and periodic and current reports on Form 10-Q and 8-K. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non‐GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, core net income, core diluted earnings per share, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, core return on average assets and equity, adjusted return on average assets and equity and core total revenue. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted measures. This Earnings Release, and Supplemental Financial Information and Earnings Presentation also present tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity, core return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued October 23, 2018, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
	Third Quarter	Second Quarter	Third Quarter
Statement of Income Data
Total interest income	$62,612	$59,043	$48,415
Total interest expense	9,857	7,526	4,805
Net interest income	52,755	51,517	43,610
Provision for loan losses	1,818	1,063	(784)
Total noninterest income	34,355	35,763	37,820
Total noninterest expense	57,213	56,358	69,224
Net income before income taxes	28,079	29,859	12,990
Income tax expense	6,702	7,794	4,602
Net income	$21,377	$22,065	$8,388
Net interest income (tax—equivalent basis)	$53,161	$51,909	$44,281
Net income, adjusted*	$21,377	$22,736	$17,936
Per Common Share
Diluted net income	$0.68	$0.70	$0.27
Diluted net income, adjusted*	0.68	0.72	0.58
Book value	21.12	20.56	18.76
Tangible book value*	16.25	15.66	13.79
Weighted average number of shares-diluted	31,339,628	31,294,044	30,604,537
Period-end number of shares	30,715,792	30,683,353	30,526,592
Selected Balance Sheet Data
Cash and cash equivalents	$181,630	$104,417	$97,165
Loans held for investment (HFI)	3,538,531	3,415,575	3,114,562
Allowance for loan losses	(27,608)	(26,347)	(23,482)
Loans held for sale	323,486	374,916	466,369
Investment securities, at fair value	609,568	611,435	543,282
Other real estate owned, net	13,587	14,639	13,812
Total assets	5,058,167	4,923,249	4,581,943
Customer deposits	4,017,391	3,844,009	3,614,220
Brokered and internet time deposits	112,082	65,854	104,318
Total deposits	4,129,473	3,909,863	3,718,538
Borrowings	210,968	342,893	210,855
Total shareholders’ equity	648,731	630,959	572,528
Selected Ratios
Return on average:
Assets	1.72%	1.86%	0.80%
Shareholders’ equity	13.3%	14.4%	6.0%
Tangible common equity*	17.4%	19.0%	7.7%
Average shareholders’ equity to average assets	12.9%	12.9%	13.2%
Net interest margin (NIM) (tax-equivalent basis)	4.71%	4.81%	4.61%
Efficiency ratio (GAAP)	65.7%	64.6%	85.0%
Core efficiency ratio (tax-equivalent basis)*	63.7%	62.1%	64.4%
Loans held for investment to deposit ratio	85.7%	87.4%	83.8%
Total loans to deposit ratio	93.5%	96.9%	96.3%
Yield on interest-earning assets	5.58%	5.51%	5.10%
Cost of interest-bearing liabilities	1.20%	0.96%	0.71%
Cost of total deposits	0.80%	0.62%	0.46%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans held for investment	0.78%	0.77%	0.75%
Net charge-off’s (recoveries) as a percentage of average loans held for investment	0.06%	(0.11)%	(0.15)%
Nonperforming loans held for investment as a percentage of total loans held for investments	0.30%	0.26%	0.29%
Nonperforming assets as a percentage of total assets (a)	0.51%	0.52%	0.88%
Preliminary capital ratios (Consolidated)
Shareholders’ equity to assets	12.8%	12.8%	12.5%
Tangible common equity to tangible assets*	10.2%	10.1%	9.5%
Tier 1 capital (to average assets)	11.3%	10.9%	11.4%
Tier 1 capital (to risk-weighted assets)	12.2%	11.3%	11.6%
Total capital (to risk-weighted assets)	12.8%	11.9%	12.2%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	11.5%	10.6%	10.8%

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP Financial Measures” and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.

(a) For the three months ended September 30, 2017, GNMA loans subject to ability to repurchase were included in nonperforming assets. The Company derecognized these in the first quarter of 2018 as the perceived benefit has decreased with rising rates.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
Net income, adjusted	Third Quarter	Second Quarter	Third Quarter
Pre-tax net income	$28,079	$29,859	$12,990
Plus merger and offering-related expenses	-	671	15,711
Less significant gains (losses) on securities, other real estate owned and other items	-	-	-
Pre-tax net income, adjusted	$28,079	$30,530	$28,701
Income tax expense, adjusted	6,702	7,794	10,765
Net income, adjusted	$21,377	$22,736	$17,936
Weighted average common shares outstanding fully diluted	31,339,628	31,294,044	30,604,537

Diluted earnings per share, adjusted
Diluted earnings per common share	$0.68	$0.70	$0.27
Plus merger and offering-related expenses	-	0.02	0.51
Less significant gains (losses) on securities, other real estate owned and other items	-	-	-
Less tax effect	-	-	(0.20)
Diluted earnings per share, adjusted	$0.68	$0.72	$0.58

Previously, the Company adjusted reported net income for the following items: (i) change in fair value in MSRs, net, and (ii) Gains (losses) from securities, OREO, MSRs, other assets, and other items. Beginning with the first quarter of 2018, the Company is only adjusting reported earnings for (i) merger and conversion costs and (ii) other significant items impacting comparability between quarterly and annual periods including costs related to the secondary stock offering completed by our primary shareholder during the second quarter of 2018. Prior periods have been adjusted to conform to this presentation, see below for previously reported amounts:

			2017
Previously reported core results*			Third Quarter
Core net income			$18,516
Core diluted earnings per share			$0.60

* Non-GAAP reconciliations of previously reported core results are included in previously issued earnings release supplements.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
Core efficiency ratio (tax-equivalent basis)	Third Quarter	Second Quarter	Third Quarter
Total noninterest expense	$57,213	$56,358	$69,224
Less merger and offering-related expenses	-	671	15,711
Core noninterest expense	$57,213	$55,687	$53,513
Net interest income (tax-equivalent basis)	$53,161	$51,909	$44,281
Total noninterest income	34,355	35,763	37,820
Less change in fair value on mortgage servicing rights	(2,701)	(1,778)	(893)
Less gain (loss) on sales or write-downs of other real estate owned and other assets	446	(132)	(314)
Less (loss) gain from securities, net	(27)	(42)	254
Core noninterest income	36,637	37,715	38,773
Core revenue	$89,798	$89,624	$83,054
Efficiency ratio (GAAP)(1)	65.7%	64.6%	85.0%
Core efficiency ratio (tax-equivalent basis)	63.7%	62.1%	64.4%

(1) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.

	2018		2017
Banking segment core efficiency ratio (tax equivalent)	Third Quarter	Second Quarter	Third Quarter
Core consolidated noninterest expense	$57,213	$55,687	$53,513
Less Mortgage segment noninterest expense	18,821	19,582	19,757
Adjusted Banking segment noninterest expense	38,392	36,105	33,756
Adjusted core revenue	89,798	89,624	83,054
Less Mortgage segment noninterest income	19,232	21,650	23,836
Less change in fair value on mortgage servicing rights	(2,701)	(1,778)	(893)
Adjusted Banking segment total revenue	$73,267	$69,752	$60,111
Banking segment core efficiency ratio (tax-equivalent basis)	52.4%	51.8%	56.2%

Mortgage segment core efficiency ratio (tax equivalent)
Consolidated Noninterest expense	$57,213	$56,358	$69,224
Less Banking segment noninterest expense	38,392	36,721	49,467
(a) For the three months ended September 30, 2017, GNMA loans subject to ability to repurchase were included in nonperforming assets. The Company derecognized these in the first quarter of 2018 as the perceived benefit has decreased with rising rates.	$18,821	$19,637	$19,757
Total noninterest income	34,355	35,763	37,820
Less Banking segment noninterest income	15,123	14,058	13,984
Less change in fair value on mortgage servicing rights	(2,701)	(1,778)	(893)
Adjusted Mortgage segment total revenue	$21,933	$23,483	$24,729
Mortgage segment core efficiency ratio (tax-equivalent basis)	85.8%	83.6%	79.9%

	2018		2017
Mortgage contribution, adjusted	Third Quarter	Second Quarter	Third Quarter
Mortgage segment pre-tax net contribution	$433	$1,916	$3,948
Retail footprint:
Mortgage banking income	7,417	6,894	7,498
Mortgage banking expenses	6,383	5,649	6,216
Retail footprint pre-tax net contribution	1,034	1,245	1,282
Total mortgage banking pre-tax net contribution	$1,467	$3,161	$5,230
Pre-tax net income	28,079	29,859	12,990
% total mortgage banking pre-tax net contribution	5.2%	10.6%	40.3%
Pre-tax net income, adjusted	28,079	30,530	28,701
% total mortgage banking pre-tax net contribution, adjusted	5.2%	10.4%	18.2%

	2018		2017
Tangible assets and equity	Third Quarter	Second Quarter	Third Quarter
Tangible Assets
Total assets	$5,058,167	$4,923,249	$4,581,943
Less goodwill	137,190	137,190	138,910
Less intangibles, net	12,403	13,203	12,550
Tangible assets	$4,908,574	$4,772,856	$4,430,483
Tangible Common Equity
Total shareholders’ equity	$648,731	$630,959	$572,528
Less goodwill	137,190	137,190	138,910
Less intangibles, net	12,403	13,203	12,550
Tangible common equity	$499,138	$480,566	$421,068
Common shares outstanding	30,715,792	30,683,353	30,526,592
Book value per common share	$21.12	$20.56	$18.76
Tangible book value per common share	$16.25	$15.66	$13.79
Total shareholders’ equity to total assets	12.8%	12.8%	12.5%
Tangible common equity to tangible assets	10.2%	10.1%	9.5%
Net income	$21,377	$22,065	$8,388
Return on tangible common equity	17.0%	18.4%	7.9%

	2018		2017
Return on average tangible common equity	Third Quarter	Second Quarter	Third Quarter
Total average shareholders’ equity	$638,388	$615,950	$550,409
Less average goodwill	137,190	137,190	108,220
Less average intangibles, net	12,803	13,615	9,983
Average tangible common equity	$488,395	$465,145	$432,206
Net income	$21,377	$22,065	$8,388
Return on average tangible common equity	17.4%	19.0%	7.7%

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2018		2017
Return on average tangible equity, adjusted	Third Quarter	Second Quarter	Third Quarter
Average tangible common equity	488,395	465,145	432,206
Net income, adjusted	$21,377	$22,736	$17,936
Return on average tangible equity, adjusted	17.4%	19.6%	16.5%

	2018		2017
Return on average assets and equity, adjusted	Third Quarter	Second Quarter	Third Quarter
Net income	$21,377	$22,065	$8,388
Average assets	4,932,197	4,763,991	4,162,478
Average equity	638,388	615,950	550,409
Return on average assets	1.72%	1.86%	0.80%
Return on average equity	13.3%	14.4%	6.0%
Net income, adjusted	21,377	22,736	17,936
Return on average assets, adjusted	1.72%	1.91%	1.71%
Return on average equity, adjusted	13.3%	14.8%	12.9%

			2017
Previously reported core metrics*			Third Quarter
Core return on average tangible common equity			17.0%
Core return on average assets			1.76%
Core return on average equity			13.3%
Core total revenue			$82,383
* Non-GAAP reconciliations of previously reported core results are included in previously issued earnings release supplements.

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FB Financial Corporation
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jrittenberry@firstbankonline.com
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or
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jgordon@firstbankonline.com
investorrelations@firstbankonline.com